AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 27, 2018
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S‑8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
On Assignment, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	95‑4023433
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
26745 Malibu Hills Road
Calabasas, California 91301
(818) 878‑7900
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Office)
On Assignment, Inc.
2012 Employment Inducement Incentive Award Plan
(Full title of the plan(s))
On Assignment, Inc.
Jennifer Hankes Painter
Senior Vice President, Chief Legal Officer and Secretary
26745 Malibu Hills Road
Calabasas, California 91301
(818) 878‑7900
Copy to:
Steven B. Stokdyk, Esq.
Latham & Watkins LLP
355 South Grand Avenue
Los Angeles, California 90071
(213) 485‑1234
(Name, address and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b‑2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be Registered (2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.01 par value per share to be issued under the 2012 Employment Inducement Incentive Award Plan	100,000	$85.04	$8,504,000	$1,058.75

(1)
The On Assignment, Inc. 2012 Employment Inducement Incentive Award Plan, as amended (the “Plan”), authorizes the issuance of a maximum of 1,335,861 shares of common stock, of which 100,000 shares are being registered hereunder and 1,235,861 shares have been registered previously.

(2)
In the event of a stock split, stock dividend or other transaction involving On Assignment, Inc.’s common stock, the number of shares registered hereby shall automatically be increased to cover additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)
Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act and, pursuant to Rule 457(c) and (h) under the Securities Act, based upon the average of the high and low prices of the Company’s common stock on March 21, 2018, which date is within five business days prior to the initial filing of this registration statement, as reported on the New York Stock Exchange.

INTRODUCTION

On January 30, 2018, the Board of Directors of On Assignment, Inc. (referred to herein as “our,” “we,” “us,” “the Company” and “the Registrant”) approved an amendment to the On Assignment, Inc. 2012 Employment Inducement Incentive Award Plan (the “Plan”) increasing the number of authorized shares of Common Stock that may become issuable under the Plan by 100,000 shares of our common stock, par value $0.01 per share (“Common Stock”). The Company is filing this Registration Statement on Form S‑8 to register such additional shares. This Registration Statement on Form S‑8 is filed by the Company relating to those shares of our Common Stock issuable to eligible individuals under the Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
The documents containing the information specified in Part I of Form S‑8 will be delivered to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act.  In accordance with Rule 428 of the Securities Act and the requirements of Part I of Form S‑8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.  These documents and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of Form S‑8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) of the Securities Act.  Upon request, the Registrant shall furnish to the Commission or its staff a copy of any or all of the documents included in the file.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The following documents, which were filed by the Registrant with the Commission pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)
The Company’s Annual Report on Form 10‑K for the year ended December 31, 2017, filed with the Commission on March 1, 2018, containing audited financial statements for each of the years in the three-year period ended December 31, 2017;

(b)	The Company’s Current Reports on Form 8‑K filed with the Commission on January 5, 2018, February 1, 2018, February 5, 2018, February 15, 2018, and March 16, 2018; and

(c)
The description of capital stock contained or incorporated by reference in the Company’s Registration Statement on Form 8‑A, filed with the Commission on August 12, 1992, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Unless expressly indicated, a Current Report on Form 8‑K furnished to the Commission pursuant to Item 2.02 or Item 7.01 and any other information not deemed “filed” with the Commission shall not be incorporated by reference into this Registration Statement.
Item 4. Description of Securities
Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.
Item 6. Indemnification of Directors and Officers

Delaware Law

Section 145 of the Delaware General Corporation Law (the “DGCL”), permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful.  In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.
Our amended and restated certificate of incorporation provides that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL.  The effect of this provision of our certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by the DGCL:

•	for any breach of the director’s duty of loyalty to the Company or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	in respect of certain unlawful dividend payments or unlawful stock purchases or redemptions; and

•	for any transaction from which the director derives an improper personal benefit.

This provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.
If the DGCL is amended to authorize corporate action further reducing or limiting the liability of directors, then, in accordance with our certificate of incorporation, the liability of our directors to us or our stockholders will be reduced or limited to the fullest extent authorized by the DGCL, as so amended.  Any repeal or amendment of provisions of our amended and restated certificate of incorporation reducing or limiting the liability of directors, whether by our stockholders or by changes in law, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further reduce or limit the liability of directors on a retroactive basis.
Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Our amended and restated certificate of incorporation provides that we are authorized, to the fullest extent permitted by applicable law, to indemnify our current and former directors or officers (and any other person to which the DGCL permits us to provide indemnification) through provisions in our bylaws, agreements with such directors, officers or other persons, the vote of stockholders or disinterested directors or otherwise, in each case, in excess of the indemnification and advancement rights otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (including the DGCL and case law), with respect to actions for breach of duty to the Company, its stockholders and others.
Any repeal or modification of provisions of our certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or modification with respect to any act or omission occurring prior to such repeal or modification.

The rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights which any person covered by our certificate of incorporation may have or hereafter acquire under law, our certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.
Our amended and restated bylaws provide that we will, to the fullest extent authorized by applicable law, as such laws may be amended and supplemented from time to time, indemnify our current and former agents made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of being an agent of the Company or a predecessor company or, at the Company’s request, a director or officer of another corporation; provided, however, that the Company shall indemnify any such agent in connection with a proceeding initiated by such agent only if such proceeding was authorized by the board of directors of the Company.  This right of indemnification shall (i) not be deemed exclusive of any other rights to which such indemnified parties may be entitled under any bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) continue as to a person who has ceased to be an agent, and (iii) inure to the benefit of the heirs, executors and administrators of such a person.  Our obligation to provide indemnification under our bylaws shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the Company or any other person.
Our amended and restated bylaws provide that expenses incurred by an agent of the Company in defending a civil or criminal action, suit or proceeding by reason of the fact that he is or was an agent of the Company (or was serving at the Company’s request as a director or officer of another corporation) shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized by relevant sections of the DGCL.  Notwithstanding the foregoing, the Company is not required to advance such expenses to an agent who is a party to an action, suit or proceeding brought by the Company and approved by a majority of the members of the board of directors of the Company which alleges willful misappropriation of corporate assets by such agent, disclosure of confidential information in violation of such agent’s fiduciary or contractual obligations to the Company or any other willful and deliberate breach in bad faith of such agent’s duty to the Company or its stockholders.
The foregoing right to indemnification conferred by our amended and restated bylaws is a contract right between the Company and each agent who serves in such capacity at any time while the bylaws are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.
The board of directors, in its discretion, has the power on behalf of the Company to indemnify any person, other than a director, made a party to any action, suit or proceeding by reason of the fact that he or she, his or her testator or intestate, is or was an officer or employee of the Company.
To assure the indemnification under our amended and restated bylaws of all directors, officers and employees who are determined by the Company or otherwise to be or to have been “fiduciaries” of any employee benefit plan of the corporation which may exist from time to time, Section 145 of the DGCL shall, for the purposes of our amended and restated bylaws, be interpreted as follows: (i) an “other enterprise” shall be deemed to include such an employee benefit plan, including, without limitation, any plan of the Company which is governed by the Act of Congress entitled “Employee Retirement Income Security Act of 1974,” as amended from time to time; (ii) the Company shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Company also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed “fines.”
Any repeal or modification of provisions of our amended and restated bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or modification.
Indemnification Agreements

We have entered into indemnification agreements with certain of our directors, officers and certain of our employees and/or agents pursuant to which we have agreed to indemnify and hold harmless such directors, officers, employees and/or agents to the fullest extent authorized or permitted by the DGCL.  In addition, subject to certain exclusions set forth below, we have agreed to indemnify and hold harmless such directors, officers, employees and/or agents against any and all expenses (including attorneys’ fees), witness fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company) to which such indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that such indemnitee is, was or at any time becomes a director, officer, employee or agent of the Company, or is or was serving or at any time serves at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; and otherwise to the fullest extent as may be provided under the non-exclusivity provisions of our amended and restated bylaws and the DGCL.
Under these indemnification agreements, we are obligated under certain circumstances to advance expenses to certain of our directors, officers, employees and/or agents, subject to such directors, officers, employees and/or agents being required to repay such advances, if it is ultimately determined that such indemnitee was not entitled to such expenses under the DGCL, our amended and restated bylaws, the indemnification agreement or otherwise.  All agreements to indemnify and hold harmless any such director, officer, employee or agent under such an indemnification agreement continues during the period in which such indemnitee is a director, officer, employee or agent of the Company (or is or was serving at the Company’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue so long as such indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that such indemnitee was a director, officer, employee and/or agent of the Company or serving in any other capacity contemplated by the indemnification agreement.
Notwithstanding the foregoing, under these indemnification agreements we are not obligated to indemnify any of such directors, officers, employees and/or agents in connection with any claim made against such indemnitee: (i) except to the extent that the aggregate losses to be indemnified under such indemnification agreements exceeds the sum of such losses for which such indemnitee has been indemnified under any other indemnity provision or pursuant to any directors and officers insurance that we purchase and maintain on their behalf; (ii) on account of any suit in which judgment is rendered against such indemnitee for an accounting of profits made from the purchase or sale (or sale and purchase) by such indemnitee of our securities pursuant to Section 16(b) of the Exchange Act, as amended, or similar provisions of any statutory or common law pursuant to a settlement by or judgment against such indemnitee; (iii)  on account of any action, claim or proceeding initiated by such indemnitee unless such action, claim or proceeding (a) was specifically authorized by our board of directors; (b) was to enforce rights under such indemnitee’s indemnification agreement; (c) was initiated after a change of control and independent counsel has approved its initiation; and (d) we provide indemnification pursuant to the powers vested in us by applicable law.
Liability Insurance

We provide liability insurance for our current directors and officers.
Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit Number	Footnote	Exhibit Description

4.1	(1)	Specimen Common Stock Certificate

4.2	(2)	Amended and Restated Certificate of Incorporation of On Assignment, Inc.

4.3	(3)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of On Assignment, Inc.

4.4	(4)	Second Amended and Restated Bylaws of On Assignment, Inc.

5.1	*	Opinion of Latham & Watkins LLP

23.1	*	Consent of Deloitte & Touche LLP

23.2	*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1	*	Power of Attorney (included in page S‑1)

99.1	(5)	On Assignment, Inc. Amended and Restated 2012 Employment Inducement Incentive Award Plan

99.2	(6)	On Assignment, Inc. First Amendment to Amended and Restated 2012 Employment Inducement Incentive Award Plan

99.3	*	On Assignment, Inc. Second Amendment to Amended and Restated 2012 Employment Inducement Incentive Award Plan, effective March 16, 2018
________________________________

*	Filed herewith.

(1)	Incorporated by reference from an exhibit filed with Registrant’s Registration Statement on Form S‑1 (File No. 03350646) declared effective by the SEC on September 21, 1992.

(2)	Incorporated by reference from an exhibit to our Current Report on Form 8-K filed with the SEC on June 25, 2014.

(3)	Incorporated by reference from an exhibit to our Current Report on Form 8-K filed with the SEC on March 16, 2018.

(4)	Incorporated by reference from an exhibit to our Current Report on Form 8-K filed with the SEC on September 27, 2016.

(5)	Incorporated by reference from an exhibit to our Annual Report on Form 10-K filed with the SEC on March 18, 2013.

(6)	Incorporated by reference from an exhibit to our Annual Report on Form 10-K filed with the SEC on March 1, 2018.

Item 9. Undertakings
(a) The undersigned Registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)If the Registrant is relying on Rule 430B of the Securities Act:

(A)Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a Registration Statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date; or

(ii)If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in this Registration Statement as of the date it is first used after effectiveness; provided, however, that no statement made in a Registration Statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such date of first use.

(5)That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 22nd day of March, 2018.

On Assignment, Inc.

By:	/s/Peter T. Dameris
Peter T. Dameris
Chief Executive Officer

POWER OF ATTORNEY
The undersigned directors and officers of On Assignment, Inc. hereby constitute and appoint James L. Brill and Jennifer Hankes Painter each with full power to act with full power of substitution and re-substitution, as our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any other registration statement relating to any offering made pursuant to this Registration Statement and hereby ratify and confirm all that such attorney-in-fact or his or her substitute shall lawfully do or case to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on March 22, 2018.

Signature	Title
/s/ Peter T. Dameris	Chief Executive Officer, Director (Principal Executive Officer)
Peter T. Dameris
/s/ Edward L. Pierce	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Edward L. Pierce
/s/ William E. Brock	Director
William E. Brock
/s/ Brian J. Callaghan	Director
Brian J. Callaghan
/s/ Jonathan S. Holman	Director
Jonathan S. Holman
/s/Mariel A. Joliet	Director
Mariel A. Joliet
/s/ Jeremy M. Jones	Director
Jeremy M. Jones
/s/Marty R. Kittrell	Director
Marty R. Kittrell
/s/ Arshad Matin	Director
Arshad Matin
/s/ Edwin A. Sheridan, IV	Director
Edwin A. Sheridan, IV

EXHIBIT INDEX

Exhibit Number	Footnote	Exhibit Description

4.1	(1)	Specimen Common Stock Certificate

4.2	(2)	Amended and Restated Certificate of Incorporation of On Assignment, Inc.

4.3	(3)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of On Assignment, Inc.

4.4	(4)	Second Amended and Restated Bylaws of On Assignment, Inc.

5.1	*	Opinion of Latham & Watkins LLP

23.1	*	Consent of Deloitte & Touche LLP

23.2	*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1	*	Power of Attorney (included in page S‑1)

99.1	(5)	On Assignment, Inc. Amended and Restated 2012 Employment Inducement Incentive Award Plan

99.2	(6)	On Assignment, Inc. First Amendment to Amended and Restated 2012 Employment Inducement Incentive Award Plan

99.3	*	On Assignment, Inc. Second Amendment to Amended and Restated 2012 Employment Inducement Incentive Award Plan, effective March 16, 2018

________________________________

*	Filed herewith.

(1)	Incorporated by reference from an exhibit filed with Registrant’s Registration Statement on Form S‑1 (File No. 03350646) declared effective by the SEC on September 21, 1992.

(2)	Incorporated by reference from an exhibit to our Current Report on Form 8-K filed with the SEC on June 25, 2014.

(3)	Incorporated by reference from an exhibit to our Current Report on Form 8-K filed with the SEC on March 16, 2018.

(4)	Incorporated by reference from an exhibit to our Current Report on Form 8-K filed with the SEC on September 27, 2016.

(5)	Incorporated by reference from an exhibit to our Annual Report on Form 10-K filed with the SEC on March 18, 2013.

(6)	Incorporated by reference from an exhibit to our Annual Report on Form 10-K filed with the SEC on March 1, 2018.